Exhibit 10.4

ASSURED GUARANTY LTD.

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

FOR 2012

Set forth below are the 2012 annual salaries of the Executive Officers named in the compensation tables in Assured Guaranty’s 2012 proxy statement who are still employed by Assured Guaranty.

Dominic J. Frederico

President and Chief Executive Officer, Assured Guaranty Ltd.

Salary

$900,000.00

Robert A. Bailenson

Chief Financial Officer, Assured Guaranty Ltd.

Salary

$425,000.00

James M. Michener

General Counsel, Assured Guaranty Ltd.

Salary

$450,000.00

Robert B. Mills

Chief Operating Officer, Assured Guaranty Ltd.

Salary

$520,000.00

•                  In addition to salary, the named executive officers will be eligible to be considered to receive cash bonuses for 2012 performance.

•                  The named executive officers other than Mr. Frederico will be eligible to be considered to receive grants under Assured Guaranty’s long-term incentive plans for 2012 performance.

•                  In 2012, Mr. Frederico received a two-year grant of equity and, accordingly, will not be considered for additional grants of equity until 2014.  However, Mr. Frederico will be eligible to be considered to receive grants under Assured Guaranty’s Performance Retention Plan for 2012 performance.

•                  In 2012, the named executive officers will receive other annual compensation and benefits, including employer contributions to retirement plans and perquisites provided under the Assured Guaranty Ltd. Perquisite Policy.